CONSENT OF BEARD MILLER COMPANY LLP




         We hereby consent to the incorporation by reference in the Registration Statements (No. 333-13975, 333-49908 and 333-68260) on Form S-8 of Patapsco
Bancorp, Inc. of our report dated August 26, 2004, relating to the consolidated financial statements, which appears in the 2004 Annual Report, which is incorporated in this Annual Report on Form 10-KSB.


                                                    /s/ Beard Miller Company LLP



Baltimore, Maryland
September 28, 2004